EXHIBIT 5.1


                         ROGERS & WELLS
                         200 Park Avenue
                    New York, New York 10166
                         (212) 878-8000
                       FAX (212) 878-8375

WASHINGTON, D.C.             LONDON                     FRANKFURT
LOS ANGELES                  PARIS                      HONG KONG


                                    October 31, 1996



First Republic Bancorp Inc.
388 Market Street
San Francisco, California  94111

      Re:   First Republic Bancorp Inc.
            Registration Statement on Form S-8
            ----------------------------------

Ladies and Gentlemen:

            We have acted as counsel for First Republic Bancorp Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement"), relating to the offer and sale of up to an aggregate of 1,368,019 shares (the "Shares") of its Common Stock, $.01 par value per share, issuable upon exercise of stock options (the "Options") which have been granted to directors and executive officers of the Company and its subsidiaries. You have requested that we furnish our opinion as to the matters hereinafter set forth.

            In rendering the opinions set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. Based upon the foregoing and upon such examination of law as we have deemed necessary, we are of the opinion that (i) the Shares have been duly authorized under the Company's Certificate of Incorporation and
(ii) when issued and paid for in accordance with the terms of the Options, the Shares will be validly issued, fully paid and nonassessable.

            Mr. L. Martin Gibbs, a member of this firm, is a director of the Company and the beneficial owner of 59,540 shares of the Company's Common Stock.

            The opinions expressed herein are limited to matters of applicable federal law and the General Corporation Law of the State of Delaware.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any reference to this firm contained therein.

                                    Very truly yours,

                                    /S/ ROGERS & WELLS